EXHIBIT 23.1
                                                                    ------------






                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation of our report dated July 2, 2001, on the financial statements of Heartsoft, Inc. (the "Company") at June 30, 2000 and March 31, 2000, included in this Transition Report on Form 10-KSB for the year ended June 30, 2000, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-23138D).





TULLIUS TAYLOR SARTAIN &  SARTAIN LLP

Tulsa, Oklahoma
July 13, 2001